Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Taminco Corporation of our report dated March 19, 2013, except for the effects of the stock split as described in Note 2, as to which the date is April 5, 2013, relating to the financial statements and financial statement schedule of Taminco Corporation which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 25, 2013